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                                                      Baird, Kurtz & Dobson
                                                      200 East 11th Avenue
                                                      P.O. Box 8306
                                                      Pine Bluff, AR  71611

June 6, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

     We are aware that Simmons First National Corporation has included our report dated May 7, 1997 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3. We are also aware of our responsibilities under the Securities Act of 1933.



                   /s/ Baird, Kurtz & Dobson, CPA's
                   Baird, Kurtz & Dobson, CPA's